Exhibit 99.1

Brooks Automation Reports Results for the Fiscal Third Quarter of 2017, Ended June 30, 2017

CHELMSFORD, Mass., August 2, 2017 (GLOBE NEWSWIRE) -- Brooks Automation, Inc. (Nasdaq: BRKS), a leading worldwide provider of automation and cryogenic solutions for multiple markets, including semiconductor manufacturing and life sciences, today reported financial results for the third quarter of 2017, ended June 30, 2017.

Fiscal Third Quarter of 2017 Financial and Operational Highlights:

•	Revenue was $181.7 million, 23% higher compared to Q3 2016 and 7% higher than Q2 2017;
•	Life Sciences Systems segment revenue grew 26% compared to Q3 2016, to $36.8 million;
•	GAAP Net Income was $17.4 million with diluted EPS of $0.25;
•	Non-GAAP Net Income was $25.4 million with diluted EPS of $0.36; and
•	Cash flow from operations was $18.1 million, accumulating year to date to $61.4 million.

Summary of GAAP and Non-GAAP Earnings

	Quarter Ended
	June 30,	March 31,	June 30,
Dollars in thousands, except per share data	2017	2017	2016
GAAP net income	$17,350	$14,005	$8,564
GAAP diluted earnings per share	$0.25	$0.20	$0.12

Non-GAAP net income	$25,353	$19,839	$11,128
Non-GAAP diluted earnings per share	$0.36	$0.28	$0.16

A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures follows the consolidated balance sheets, statements of operations and statements of cash flows included in this release.

Management Comments

“The third quarter can be summarized as high growth, record gross margins, and strong cash flow,” commented Steve Schwartz, CEO of Brooks Automation.  “Performance in both segments reflects a portfolio built for the market and excellence in operational execution.   Semiconductor customers turn to us as the automation source for the industry.  Life Science customers recognize Brooks as the single comprehensive solution for all of their sample management needs.  Our success has brought additional opportunities and we are winning consistently in each space.”

“The Life Science business momentum continues and we are very pleased with the recent acquisition of Pacific Bio-Material Management, Inc.,” continued Steve Schwartz. “The integration of more than 250 biotech, pharma, clinical and research customers into our Brooks storage services platform provides a broader base for continued growth.”

GAAP Summary

Revenue for the third quarter of fiscal 2017 increased 7% sequentially to $181.7 million compared to the second quarter of fiscal 2017. The growth was driven by an 8% increase in Brooks Semiconductor Solutions Group segment and a 6% increase in Brooks Life Science Systems segment. Gross margin was 39.4%, up 130 basis points from the second quarter of fiscal 2017.  Operating expenses of $52.8 million increased 6%, or $3.1 million, from the previous quarter driven primarily by M&A and consulting expenses. In the third quarter, the Company incurred $0.8 million of restructuring charges compared to $0.9 million in the second quarter. GAAP net income in the quarter was $17.4 million and diluted earnings per share was $0.25, which increased $0.05 from the second quarter.

The amortization of intangible assets, restructuring charges, impact of purchase price accounting adjustments, charges related to M&A and special charges are appropriately included in the GAAP summary of earnings discussed above. The impact on earnings of such non-GAAP adjustments is referenced in the unaudited table included within this press release.

In the following analysis of the non-GAAP results, Brooks adjusted the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations, which the Company believes is more comparable to the similar analysis provided by its peers. Brooks also excludes special charges or gains, such as impairment losses, gains or losses from the sale of assets, as well as other gains and charges that are assessed to not be representative of the normal operations of the business. Brooks currently includes a valuation allowance reserve against U.S. deferred tax assets in its GAAP results. In assessing the appropriate tax rate for the non-GAAP results, the Company evaluated the adjustments discussed above and concluded it was appropriate to maintain the valuation allowance reserve in deriving the non-GAAP tax rate.

Results of Q3 Fiscal 2017 (Non-GAAP Discussion)

Non-GAAP net income was $25.4 million in the third quarter resulting in non-GAAP diluted earnings per share of $0.36 in the third quarter.   The non-GAAP diluted earnings per share is 27% higher than the second quarter of fiscal 2017 and 125% higher than the third quarter of fiscal 2016.

As noted above, revenue for the third quarter of fiscal 2017 was $181.7 million, up 7% compared to the second quarter of 2017.  The Semiconductor Solutions segment revenue increased 8% to $145.0 million, driven by strength in cryogenic pumps, automation robots and systems, and services.  Contamination Control Solutions revenue, as previously projected, was lower in the third quarter compared to the second quarter.  Life Sciences segment revenue grew 6% sequentially to $36.8 million, driven by growth in both systems and BioStorage services revenue.

Adjusted gross margin, which excludes amortization and purchase accounting impacts, was 40.0% in the third quarter, up 100 basis points from the prior quarter.  The Semiconductor Solutions segment adjusted gross margin was 40.5% in the third quarter compared to 38.7% in the prior quarter reflecting improved margins in both Automation and Contamination Control Solutions.  The Life Sciences segment adjusted gross margin was 38.0% in the third quarter compared to 40.1% in the second quarter, with margin softness in both BioStorage services and the systems business.  Within BioStorage services, the storage margins held flat compared to the second quarter, but a  higher mix of genomic services provided an unfavorable impact.  In summary, the total adjusted gross profit increased by $6.7 million compared to the prior quarter, driven by $12 million higher revenue across both segments and improved gross margins in the Semiconductor Solutions segment.

Bookings for the Semiconductor Solutions segment in the third quarter totaled $131.1 million, compared to $171.6 million in the second quarter.  Backlog for the segment finished at $111 million, $14 million below the second quarter ending backlog, significantly driven by lower Contamination Control Solutions backlog.  The Life Sciences segment booked a total of $42.2 million of new contract value in the third quarter, compared to $48.1 million in the second quarter.  Year to date, Life Sciences new contract value has totaled $154 million compared to $114 million in the same period of 2016.

Non-GAAP operating expenses of $45.0 million in the third quarter of fiscal 2017 increased 1%, or $0.4 million, sequentially over the prior quarter, reflecting a 5% increase in R&D expenses and a 1% decrease in SG&A expense.

Adjusted EBITDA was $36.7 million in the third quarter, which improved by 19% from the second quarter.  The Semiconductor Solutions segment reported non-GAAP segment operating profit of $26.8 million, which was 18.5% of revenue. The Life Sciences segment reported non-GAAP operating profit of $1.6 million, 4.4% of revenue.

Cash flow from operations was $18.1 million in the third quarter.  The Company's cash, cash equivalents, and marketable securities totaled $119.7 million at the end of the quarter, compared to $110.1 million at end of the second quarter.  On July 5, 2017, the Company acquired Pacific-Bio Material Management, Inc., a provider of storage and cold-chain logistics services for biological sample materials, for $34.3 million, net of cash acquired and subject to customary working capital adjustments.

Quarterly Cash Dividend

The Company announced that the Board of Directors has reiterated a dividend of $0.10 per share payable on September 29, 2017 to stockholders of record on September 8, 2017. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company's Board of Directors.

Guidance for Fourth Fiscal Quarter 2017

The Company announced revenue and earnings guidance for the fourth quarter of fiscal 2017. Revenue is expected to be in the range of $172 million to $178 million and non-GAAP diluted earnings per share is expected to be in the range of $0.27 to $0.31. GAAP diluted earnings per share for the fourth quarter is expected to be in the range of $0.17 to $0.21, reflecting the impact of amortization, purchase price accounting and anticipated restructuring charges.

Conference Call

Brooks management will webcast its third quarter earnings conference call today at 4:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks' website at www.brooks.com, and will be archived online on this website for convenient on-demand replay. In addition, you may call 888-225-2734 (US & Canada only) or 303-223-2691 to listen to the live webcast.

About Brooks Automation, Inc.

Brooks is a leading worldwide provider of automation and cryogenic solutions for multiple markets, including semiconductor manufacturing and life sciences. Brooks' technologies, engineering competencies and global service capabilities provide customers speed to market and ensure high uptime and rapid response, which equate to superior value in their mission-critical controlled environments.  Since 1978, Brooks has been a leading partner to the global semiconductor manufacturing market as a provider of precision automation and cryogenic vacuum solutions.  Since 2011, Brooks has applied its automation and cryogenics expertise to meet the sample storage needs of customers in the life sciences industry.  Brooks' life sciences offerings include a broad range of products and services for on-site infrastructure for sample management in temperatures of ‑20°C to -150°C, as well as comprehensive outsource service solutions across the complete life cycle of biological samples including collection, transportation, processing, storage, protection, retrieval and disposal.  Brooks is headquartered in Chelmsford, MA, with operations in North America, Europe and Asia. For more information, visit www.brooks.com.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include, but are not limited to statements about our revenue and earnings expectations, our ability to increase our profitability, our ability to improve or retain our market position, and our ability to deliver financial success in the future. Factors that could cause results to differ from our expectations include the following:  the volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions, and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

CONTACTS:
Lynne Yassemedis
Brooks Automation
978.262.2400
lynne.yassemedis@brooks.com

John Mills
Partner
ICR, LLC
646.277.1254
john.mills@icrinc.com

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue
Products	$141,957	$111,596	$396,684	$302,238
Services	39,760	35,938	114,321	100,532
Total revenue	181,717	147,534	511,005	402,770
Cost of revenue
Products	85,658	69,557	243,360	192,816
Services	24,487	23,814	74,606	68,437
Total cost of revenue	110,145	93,371	317,966	261,253
Gross profit	71,572	54,163	193,039	141,517
Operating expenses
Research and development	11,958	12,819	34,148	39,208
Selling, general and administrative	40,016	31,854	109,496	98,667
Restructuring charges	828	996	2,663	9,807
Total operating expenses	52,802	45,669	146,307	147,682
Operating income (loss)	18,770	8,494	46,732	(6,165)
Interest income	137	55	432	310
Interest expense	(93)	(37)	(286)	(56)
Gain on settlement of equity method investment	—	—	1,847	—
Other loss, net	(314)	(107)	(848)	(289)
Income (loss) before income taxes and equity in earnings of equity method investments	18,500	8,405	47,877	(6,200)
Income tax provision	3,680	220	9,900	75,070
Income (loss) before equity in earnings of equity method investments	14,820	8,185	37,977	(81,270)
Equity in earnings of equity method investments	2,530	379	7,249	1,248
Net income (loss)	$17,350	$8,564	$45,226	$(80,022)
Basic net income (loss) per share	$0.25	$0.12	$0.65	$(1.17)
Diluted net income (loss) per share	0.25	0.12	0.64	(1.17)
Dividend declared per share	0.10	0.10	0.30	0.30

Weighted average shares outstanding used in computing net income (loss) per share:
Basic	69,711	68,628	69,496	68,437
Diluted	70,405	69,166	70,198	68,437

BROOKS AUTOMATION, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	June 30,	September 30,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$117,081	$85,086
Marketable securities	12	39
Accounts receivable, net	120,752	106,372
Inventories	105,304	92,572
Prepaid expenses and other current assets	22,215	15,265
Total current assets	365,364	299,334
Property, plant and equipment, net	52,949	54,885
Long-term marketable securities	2,565	6,096
Long-term deferred tax assets	1,460	1,982
Goodwill	210,609	202,138
Intangible assets, net	75,458	81,843
Equity method investments	32,628	27,273
Other assets	5,738	12,354
Total assets	$746,771	$685,905
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$49,991	$41,128
Deferred revenue	33,062	14,966
Accrued warranty and retrofit costs	7,646	6,324
Accrued compensation and benefits	21,718	21,254
Accrued restructuring costs	1,690	5,939
Accrued income taxes payable	10,466	7,554
Accrued expenses and other current liabilities	20,686	22,628
Total current liabilities	145,259	119,793
Long-term tax reserves	1,782	2,681
Long-term deferred tax liabilities	2,950	2,913
Long-term pension liabilities	2,469	2,557
Other long-term liabilities	4,539	4,271
Total liabilities	156,999	132,215
Commitments and contingencies
Stockholders' Equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value- 125,000,000 shares authorized, 83,216,169 shares issued and 69,754,300 shares outstanding at June 30, 2017, 82,220,270 shares issued and 68,758,401 shares outstanding at September 30, 2016	832	821
Additional paid-in capital	1,867,645	1,855,703
Accumulated other comprehensive income	15,000	15,166
Treasury stock at cost - 13,461,869 shares	(200,956)	(200,956)
Accumulated deficit	(1,092,749)	(1,117,044)
Total stockholders' equity	589,772	553,690
Total liabilities and stockholders' equity	$746,771	$685,905

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Nine Months Ended
	June 30,
	2017	2016
Cash flows from operating activities
Net income (loss)	$45,226	$(80,022)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	20,649	21,320
Gain on settlement of equity method investment	(1,847)	—
Stock-based compensation	11,081	8,206
Amortization of premium on marketable securities and deferred financing costs	24	368
Undistributed earnings of equity method investments	(7,249)	(1,248)
Deferred income tax provision	498	71,875
Gain on disposal of long-lived assets	(106)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(14,644)	2,862
Inventories	(12,851)	2,110
Prepaid expenses and other current assets	(6,076)	(3,909)
Accounts payable	9,470	(4,689)
Deferred revenue	17,875	7,171
Accrued warranty and retrofit costs	1,299	(87)
Accrued compensation and tax withholdings	279	(6,558)
Accrued restructuring costs	(4,201)	3,720
Accrued expenses and other current liabilities	1,954	(5,010)
Net cash provided by operating activities	61,381	16,109
Cash flows from investing activities
Purchases of property, plant and equipment	(6,827)	(9,414)
Purchases of technology intangibles	(240)	—
Purchases of marketable securities	—	(12,901)
Sales and maturities of marketable securities	3,590	139,388
Acquisitions, net of cash acquired	(5,346)	(125,498)
Disbursement for a loan receivable	—	(1,491)
Purchases of other investments	(170)	(500)
Net cash used in investing activities	(8,993)	(10,416)
Cash flows from financing activities
Proceeds from issuance of common stock	960	948
Payment of deferred financing costs	(27)	(508)
Common stock dividends paid	(20,932)	(20,613)
Net cash used in financing activities	(19,999)	(20,173)
Effects of exchange rate changes on cash and cash equivalents	(394)	(126)
Net increase (decrease) in cash and cash equivalents	31,995	(14,606)
Cash and cash equivalents, beginning of period	85,086	80,722
Cash and cash equivalents, end of period	$117,081	$66,116

Supplemental disclosure of non-cash investing activities:
Purchases of property, plant and equipment included in accounts payable	$1,009	$1,245
Fair value of non-cash consideration for the acquisition of Cool Lab, LLC	10,348	—

Notes on Non-GAAP Financial Measures:

These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusted the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, as well as other gains and charges that are not representative of the normal operations of the business. Brooks currently includes a valuation allowance reserve against U.S. deferred tax assets in its GAAP results. In assessing the appropriate tax rate for non-GAAP results, the Company evaluated the adjustments discussed above and concluded it was appropriate to maintain the valuation allowance reserve in establishing the non-GAAP tax rate. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	June 30, 2017		March 31, 2017		June 30, 2016
		per diluted		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share	$	share
GAAP net income	$17,350	$0.25	$14,005	$0.20	$8,564	$0.12
Adjustments:
Purchase accounting impact on inventory and contracts acquired	71	0.00	382	0.01	125	—
Amortization of intangible assets	4,330	0.06	4,355	0.06	3,837	0.06
Restructuring charges	828	0.01	860	0.01	996	0.01
Gain on sale of a building	—	—	—	—	(55)	—
Merger costs	3,654	0.05	936	0.01	84	—
Tax effect of adjustments	(880)	(0.01)	(699)	(0.01)	(2,423)	(0.04)
Non-GAAP adjusted net income	25,353	0.36	19,839	0.28	11,128	0.16
Stock based compensation, pre-tax	4,197	—	4,386	—	1,637	—
Tax rate	15%	—	17%	—	20%	—
Stock-based compensation, net of tax	3,559	0.05	3,641	0.05	1,318	0.02
Non-GAAP adjusted net income - excluding stock-based compensation	$28,912	$0.41	$23,480	$0.33	$12,446	$0.18

Shares used in computing non-GAAP diluted net income per share	—	70,405	—	70,149	—	69,166

	Nine Months Ended
	June 30, 2017		June 30, 2016
		Per Diluted		Per Diluted
Dollars in thousands, except per share data	$	Share	$	Share
GAAP net income (loss)	$45,226	$0.64	$(80,022)	$(1.17)
Adjustments:
Purchase accounting impact on inventory and contracts acquired	523	0.01	499	0.01
Amortization of intangible assets	12,743	0.18	11,153	0.16
Restructuring charges	2,663	0.04	9,807	0.14
Gain on sale of a building	—		(55)	(0.00)
Merger costs	4,839	0.07	3,295	0.05
Less: Fair value adjustment of equity investment	(1,847)	(0.03)	—	—
Add: True-up of BioCision stub period adjustment	203	—	—	—
Establishment of valuation allowance against deferred tax assets	—	—	79,340	1.16
Tax effect of adjustments	(1,856)	(0.03)	(6,723)	(0.10)
Non-GAAP adjusted net income	62,494	0.89	17,294	0.25
Stock-based compensation, pre-tax	11,081	—	8,206	—
Tax rate	16%	—	24%	—
Stock-based compensation, net of tax	9,330	$0.13	6,237	0.09
Non-GAAP adjusted net income - excluding stock-based compensation	$71,824	$1.02	$23,531	$0.34

Shares used in computing non-GAAP diluted net income per share	—	70,198	—	68,437

	Quarter Ended
	June 30, 2017		March 31, 2017		June 30, 2016
Dollars in thousands	$	%	$	%	$	%
GAAP gross profit/gross margin percentage	$71,572	39.4%	$64,524	38.1%	$54,163	36.7%
Adjustments:
Amortization of completed technology	1,051	0.6%	1,061	0.6%	1,083	0.7%
Purchase accounting impact on inventory and contracts acquired	71	0.0%	382	0.2%	125	0.1%
Non-GAAP adjusted gross profit/gross margin percentage	$72,694	40.0%	$65,967	39.0%	$55,371	37.5%

	Nine Months Ended
	June 30, 2017		June 30, 2016
Dollars in thousands	$	%	$	%
GAAP gross profit/gross margin percentage	$193,039	37.8%	$141,517	35.1%
Adjustments:
Amortization of completed technology	3,105	0.6%	3,097	0.8%
Purchase accounting impact on inventory and contracts acquired	523	0.1%	499	0.1%
Non-GAAP adjusted gross profit/gross margin percentage	$196,667	38.5%	$145,113	36.0%

	Quarter Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Dollars in thousands	2017	2017	2016	2017	2016
GAAP net income (loss)	$17,350	$14,005	$8,564	$45,226	$(80,022)
Adjustments:
Less: Interest income	(137)	(227)	(55)	(432)	(310)
Add: Interest expense	93	97	37	286	56
Add: Income tax provision	3,680	3,420	220	9,900	75,070
Add: Depreciation	2,589	2,623	3,633	7,907	10,167
Add: Amortization of completed technology	1,051	1,061	1,083	3,105	3,097
Add: Amortization of customer relationships and acquired intangible assets	3,279	3,294	2,754	9,638	8,056
Earnings before interest, taxes, depreciation and amortization	$27,905	$24,273	$16,236	$75,630	$16,114

	Quarter Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Dollars in thousands	2017	2017	2016	2017	2016
Earnings before interest, taxes, depreciation and amortization	$27,905	$24,273	$16,236	$75,630	$16,112
Adjustments:
Less: Fair value adjustment of equity method investment	—	—	—	(1,847)	—
Add: Stock-based compensation	4,197	4,386	1,637	11,081	8,206
Add: Restructuring charges	828	860	996	2,663	9,807
Add: BioCision stub period adjustment	—	—	—	203	—
Add: Purchase accounting impact on inventory and contracts acquired	71	382	125	523	499
Less: Gain on sale of a building	—	—	(55)	—	(55)
Add: Merger costs	3,654	936	84	4,839	3,295
Adjusted earnings before interest, taxes, depreciation and amortization	$36,655	$30,837	$19,023	$93,092	$37,864

	Quarter Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Dollars in thousands	2017	2017	2016	2017	2016
GAAP selling, general and administrative expenses	$40,016	$37,518	$31,854	$109,496	$98,667
Adjustments:
Less: Amortization of customer relationships and acquired intangible assets	(3,279)	(3,294)	(2,754)	(9,638)	(8,056)
Less: Merger costs	(3,654)	(936)	(84)	(4,839)	(3,295)
Non-GAAP adjusted selling, general and administrative expenses	$33,083	$33,288	$29,016	$95,019	$87,316
Research and development expenses	$11,958	$11,345	$12,819	$34,148	$39,208
Non-GAAP adjusted operating expenses	$45,041	$44,633	$41,835	$129,167	$126,524

	Quarter Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Dollars in thousands	2017	2017	2016	2017	2016
GAAP equity in earnings of equity method investments	$2,530	$2,777	$379	$7,249	$1,248
Adjustments:
Add: BioCision stub period adjustment	—	—	—	203	—
Non-GAAP adjusted equity in earnings of equity method investments	$2,530	$2,777	$379	$7,452	$1,248

	Brooks Semiconductor Solutions Group			Brooks Life Science Systems
	Quarter Ended			Quarter Ended
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
Dollars in thousands	2017	2017	2016	2017	2017	2016
GAAP gross profit	$58,083	$51,325	$42,904	$13,489	$13,199	$11,259
Adjustments:
Amortization of completed technology	626	626	711	425	435	372
Purchase accounting impact on inventory and contracts acquired	—	125	125	71	257	—
Non-GAAP adjusted gross profit	$58,709	$52,076	$43,740	$13,985	$13,891	$11,631

	Brooks Semiconductor Solutions Group		Brooks Life Science Systems
	Nine Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
Dollars in thousands	2017	2016	2017	2016
GAAP gross profit	$154,877	$114,506	$38,162	$27,011
Adjustments:
Amortization of completed technology	1,879	2,005	1,226	1,093
Purchase accounting impact on inventory and contracts acquired	125	500	398	—
Non-GAAP adjusted gross profit	$156,881	$117,011	$39,786	$28,104

	Brooks Semiconductor Solutions Group			Brooks Life Science Systems
	Quarter Ended			Quarter Ended
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
Dollars in thousands	2017	2017	2016	2017	2017	2016
GAAP gross margin	40.1%	38.1%	36.2%	36.7%	38.1%	38.7%
Adjustments:
Amortization of completed technology	0.4%	0.5%	0.6%	1.2%	1.3%	1.3%
Purchase accounting impact on inventory and contracts acquired	—%	0.1%	0.1%	0.2%	0.7%	—%
Non-GAAP adjusted gross margin	40.5%	38.7%	36.9%	38.0%	40.1%	40.0%

	Brooks Semiconductor Solutions Group		Brooks Life Science Systems
	Nine Months Ended		Nine Months Ended
Dollars in thousands	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
GAAP gross margin	38.1%	35.1%	36.4%	35.3%
Adjustments:
Amortization of completed technology	0.5%	0.6%	1.2%	1.4%
Purchase accounting impact on inventory and contracts acquired	—%	0.2%	0.4%	—%
Non-GAAP adjusted gross margin	38.6%	35.9%	38.0%	36.8%

	Brooks Semiconductor Solutions Group			Brooks Life Science Systems			Total Segments
	Quarter Ended			Quarter Ended			Quarter Ended
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
Dollars in thousands	2017	2017	2016	2017	2017	2016	2017	2017	2016
GAAP operating profit (loss)	$26,188	$20,003	$13,119	$1,134	$1,290	$(736)	$27,322	$21,293	$12,383
Adjustments:
Amortization of completed technology	626	626	711	425	435	372	1,051	1,061	1,083
Purchase accounting impact on inventory and contracts acquired	—	125	125	71	257	—	71	382	125
Non-GAAP adjusted operating profit (loss)	$26,814	$20,754	$13,955	$1,630	$1,982	$(364)	$28,444	$22,736	$13,591

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
Dollars in thousands	2017	2017	2016	2017	2017	2016	2017	2017	2016
GAAP operating profit (loss)	$27,322	$21,293	$12,383	$(8,552)	$(6,492)	$(3,889)	$18,770	$14,801	$8,494
Adjustments:
Amortization of completed technology	1,051	1,061	1,083	—	—	—	1,051	1,061	1,083
Amortization of customer relationships and acquired intangible assets	—	—	—	3,279	3,294	2,754	3,279	3,294	2,754
Restructuring charges	—	—	—	828	860	996	828	860	996
Purchase accounting impact on inventory and contracts acquired	71	382	125	—	—	—	71	382	125
Merger costs	—	—	—	3,654	936	84	3,654	936	84
Non-GAAP adjusted operating profit (loss)	$28,444	$22,736	$13,591	$(791)	$(1,402)	$(55)	$27,653	$21,334	$13,536

	Brooks Semiconductor Solutions Group		Brooks Life Science Systems		Total Segments
	Nine Months Ended		Nine Months Ended		Nine Months Ended
Dollars in thousands	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
GAAP operating profit (loss)	$63,562	$22,717	$2,535	$(7,555)	$66,097	$15,162
Adjustments:
Amortization of completed technology	1,879	2,005	1,226	1,093	3,105	3,097
Purchase accounting impact on inventory and contracts acquired	125	500	398	—	523	500
Non-GAAP adjusted operating profit (loss)	$65,566	$25,222	$4,159	$(6,462)	$69,725	$18,759

	Total Segments		Corporate		Total
	Nine Months Ended		Nine Months Ended		Nine Months Ended
Dollars in thousands	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
GAAP operating profit (loss)	$66,097	$15,162	$(19,365)	$(21,327)	$46,732	$(6,165)
Adjustments:
Amortization of completed technology	3,105	3,097	—	—	3,105	3,097
Amortization of customer relationships and acquired intangible assets	—	—	9,638	8,056	9,638	8,056
Restructuring charges	—	—	2,663	9,807	2,663	9,807
Purchase accounting impact on inventory and contracts acquired	523	500	—	—	523	500
Merger costs	—	—	4,839	3,295	4,839	3,295
Non-GAAP adjusted operating profit (loss)	$69,725	$18,759	$(2,225)	$(169)	$67,500	$18,590